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                                                                     EXHIBIT 5.1

                         CALFEE, HALTER & GRISWOLD LLP
                               ATTORNEYS AT LAW

                      -----------------------------------
                        1400 McDonald Investment Center
                800 Superior Avenue  Cleveland, Ohio 44114-2688
                        216/622-8200   Fax 216/241-0816



                                November 5, 1998



New Horizons Worldwide, Inc.
500 Campus Drive
Morganville, New Jersey 07751

          We are acting as counsel for New Horizons Worldwide, Inc., a Delaware corporation (the "Company"), in connection with the sale from time to time of an aggregate of 35,000 shares of Common Stock (the "Shares"), which may be issued upon the exercise of a warrant granted to The Nassau Group, Inc. on December 31, 1997 (the "Warrant").

          We have examined such documents, records and matters of law as we have deemed necessary for purposes of this opinion, and based thereon we are of the opinion that the Shares are duly authorized and, when issued in accordance with the terms of the Warrant, will be validly issued, fully paid and nonassessable.

          This opinion is limited to the General Corporation Law of the State of Delaware, and we express no view as to the effect of any other law on the opinions set forth herein.

          This opinion is intended solely for your use in the above-described transaction and may not be reproduced, filed publicly or relied upon by any other person for any purpose without the express written consent of the undersigned.

          We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement on Form S-3 by the Company to effect the registration of the Shares under the Securities Act of 1933, as amended.

                                              Very truly yours,

                                              /s/ CALFEE, HALTER & GRISWOLD LLP

                                              CALFEE, HALTER & GRISWOLD LLP